Exhibit 99.1

PepGen Announces Appointment of Howard Mayer, M.D. to Board of Directors

BOSTON, Nov. 15, 2023 (GLOBE NEWSWIRE) -- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today announced the appointment of Howard Mayer, M.D. to the PepGen Board of Directors, effective November 15, 2023.

“We are pleased to welcome Dr. Mayer to the PepGen Board,” said James McArthur, Ph.D., President and CEO of PepGen. “His extensive clinical development and regulatory experience across a variety of therapeutic areas, including multiple global regulatory filings and approvals in rare diseases, will be invaluable to PepGen as we create the new generation of genetic therapies for devastating neuromuscular diseases.”

Dr. Mayer was most recently Executive Vice President, Head of Research and Development at Ipsen Pharmaceuticals from 2019 until 2023. He was previously Senior Vice President, Chief Medical Officer at Shire Pharmaceuticals. Before joining Shire Pharmaceuticals, Dr. Mayer served as Chief Medical Officer at EMD Serono, a division of Merck KGaA, and held a variety of global roles at Pfizer Inc. and Bristol-Myers Squibb prior to that.

Dr. Mayer obtained his BA from the University of Pennsylvania and his M.D. from Albert Einstein College of Medicine in New York, followed by an internship and residency at Mount Sinai Hospital and an Infectious Diseases fellowship at Harvard Medical School. In both 2011 and 2017, he was recognized by PharmaVoice as one of the 100 Most Inspiring People in the Life Sciences Industry.

“I am honored to join the esteemed Board of Directors at PepGen, a company at the forefront of revolutionizing genetic therapies for neuromuscular diseases,” expressed Dr. Mayer. “PepGen's commitment to innovation aligns with my passion for advancing innovative treatments in rare diseases. I am eager to contribute to PepGen's mission to create meaningful impact in the field of genetic medicine, with the goal of making a difference in the lives of those affected by devastating neuromuscular conditions.”

About PepGen

PepGen Inc. is a clinical-stage biotechnology company advancing the next-generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide, or EDO, platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, we are generating a pipeline of oligonucleotide therapeutic candidates that are designed to target the root cause of serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as

Exhibit 99.1

“aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements about our clinical and pre-clinical programs, product candidates, our technology, corporate and clinical/pre-clinical strategies, and Dr. Mayer’s expected contributions to business in the future.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to that we may experience delays or fail to successfully initiate or complete our planned clinical and preclinical programs; our interpretation of clinical and preclinical study results may be incorrect; our product candidates may not be safe and effective; there may be delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, changes in regulatory framework that are out of our control; we may not be able to attract and retain key employees and qualified personnel; and we are dependent on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent annual report on Form 10-K and quarterly report on Form 10-Q that are filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact

Laurence Watts

Gilmartin Group

Laurence@gilmartinir.com

Media Contact

Sarah Sutton

Argot Partners

pepgen@argotpartners.com